UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2005

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 21, 2005, the Board of Directors of Genuine Parts Company elected Gary W. Rollins and Jerry W. Nix as new Directors of the Company and elected Mr. Nix as Vice Chairman of the Board of Directors. The Company’s press release announcing the election of Mr. Rollins and Mr. Nix is attached as Exhibit 99.1 to this report, and the first, second, third and fourth paragraphs thereof are incorporated herein by reference.

Item 8.01 Other Events.

On November 21, 2005, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.3125 cents per share on the Company's common stock. The dividend is payable January 2, 2006 to shareholders of record December 9, 2005. A copy of the press release is furnished with this Current Report on Form 8-K as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 21, 2005 relating to the election of Gary W. Rollins and Jerry W. Nix as new Directors of the Company and the Company’s declaration of a regular quarterly cash dividend. (The first, second, third and fourth paragraphs of the press release are filed herewith and are incorporated herein by reference in connection with Item 5.02 of this report. All other portions of the press release are furnished, not filed, herewith.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

November 21, 2005	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Executive Vice President Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 21, 2005